                             LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT made this 29th day of May, 1997 by and between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), with an address at One Tabor Center, 1200 Seventeenth Street, Suite 2760, Denver, Colorado 80202, and
CET ENVIRONMENTAL SERVICES, INC., a California corporation, with an address at 7670 South Vaughn Court, Suite 130, Englewood, Colorado 80112 ("Borrower").


                                     WITNESSETH:

     WHEREAS, the parties wish to provide for the terms and conditions upon which Loans may be made, and Letters of Credit may be issued, for the account of Borrower;

     NOW, THEREFORE, in consideration of any Loans made and/or Letters of Credit issued for the account of Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

     1.   DEFINITIONS.

          (a) "Acceptable Equipment" shall mean Equipment owned or to be acquired by Borrower and used by Borrower in the ordinary course of business in which Lender shall have a valid, perfected, first priority security interest subject to no other lien, encumbrance or security interest and which is otherwise acceptable to Lender.

          (b) "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Colorado Uniform Commercial Code.

          (c) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with another Person.

          (d) "Agreement" shall mean this Loan and Security Agreement, any exhibits or schedules hereto, any concurrent or subsequent riders hereto and any extensions, supplements, amendments or modifications hereto.

          (e) "Blocked Account" shall have the meaning specified in Section 8 hereof.

          (f)  "Closing" shall mean satisfaction of the conditions precedent in
Section 4 below and closing of the transactions contemplated by the Agreement.

          (g) "Collateral" shall mean all of the property of Borrower described in Section 5 hereof, together with all other real or personal property of Borrower now or hereafter pledged to Lender to secure repayment of any of the Liabilities, including, without limitation, all Accounts, Inventory, General Intangibles and Equipment of Borrower.

          (h) "Collateral Report" shall have the meaning specified in Section 9 hereof.

          (i) "Eligible Accounts" shall mean those Accounts of Borrower which are unpaid less than ninety (90) days from invoice date, and which Lender, in its sole discretion, determines to be eligible. Eligible Accounts may, at Lender's option, include up to $625,000 of bonded accounts. Without limiting Lender's discretion, unless otherwise agreed by Lender, the following Accounts of Borrower are not Eligible Accounts: (i) all Accounts owing by a single Account Debtor, including currently scheduled Accounts, if twenty-five percent (25%) or more of the balance owing by such Account Debtor to Borrower is ineligible under clauses (iv) or (v) below; (ii) Accounts with respect to which the Account Debtor is an officer, director, employee, Subsidiary or Affiliate of Borrower; (iii) Accounts with respect to which the Account Debtor is not a resident of the United States unless the Account Debtor has supplied Borrower with an irrevocable letter of credit, in form and substance satisfactory to Lender, issued by a U.S. financial institution satisfactory to Lender, to cover the full amount of such Account, and such letter of credit is assigned and delivered to Lender; (iv) Accounts in dispute or with respect to which the Account Debtor has asserted a counterclaim or has asserted a right of setoff;
(v) Accounts with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in the exercise of its sole discretion; (vi) Accounts with respect to which Lender does not have a first and valid fully perfected security interest; (vii) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (viii) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any prepurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis; (ix) Accounts to the extent that the Account Debtor's indebtedness to Borrower exceeds a credit limit determined by Lender in Lender's discretion; (x) Accounts with respect to which the Account Debtor is located in New Jersey or Minnesota unless Borrower
(a) with respect to each such state, has received a certificate of authority to do business and is in good standing in such state, or (b) has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as applicable, for the then current year;
(xi) Accounts which arise out of sales not made in the ordinary course of Borrower's business; (xii) Accounts with respect to which the Account Debtor has returned to Borrower any portion of the Inventory the sale of which gave rise to such Accounts; and (xiii) Accounts with respect to which any document or agreement executed or delivered in connection therewith, or any procedure used in connection with any such document or agreement, fails in any material respect to comply with the requirements of applicable law.

          (j) "Eligible Unbilled Accounts" shall mean those Eligible Accounts with respect to which the work giving rise to such Eligible Account was completed within the last thirty days but for which no invoice has yet been issued.

          (k) "Equipment Loan" or "Equipment Loans" means all advances made by Lender to Borrower pursuant to paragraph 2(b) below.

          (l) "Equipment Value" shall mean, at any time, up to eighty percent (80%) of the cost as determined by Lender in its sole discretion of new Acceptable Equipment (less any costs for installation, transportation, and tooling) purchased or being purchased by Borrower.

          (m) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (n) "Event of Default" shall have the meaning specified in Section 13 hereof.

          (o)  "Indemnified Party" shall have the meaning specified in
Section 15 hereof.

          (p)  "Letter of Credit Issuer" shall mean Lender or its designee.

          (q) "Letters of Credit" shall mean any Letter of Credit which shall now or hereafter be issued by the Letter of Credit Issuer at the request and for the account of Borrower pursuant to the terms of this Agreement.

          (r) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including, without limitation, all obligations for payment of the Loans and for payment of the reimbursement obligations under paragraph 2(c) with respect to the Letters of Credit.

          (s) "Loans" shall mean all advances made by Lender to Borrower pursuant to Section 2 and shall refer collectively to the Revolving Loans, Equipment Loans and the Term Loans.

          (t) "Maturity Date" shall mean the earliest to occur of the following: (i) November 30, 1998, and (ii) the date the Liabilities are accelerated pursuant to Section 14 hereof.

          (u) "Maximum Loan Availability" shall mean (a) the lesser of Nine Million Dollars ($9,000,000) or Revolving Loan Availability minus (b) the outstanding principal amount of all Equipment Loans minus (c) the aggregate undrawn face amount of all Letters of Credit.

          (v) "Obligor" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

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          (w)  "Other Agreements" shall mean all agreements, instruments and documents, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, security agreements, intercreditor agreements, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any Affiliate of Lender in connection with the Liabilities or the transactions contemplated hereby.

          (x) "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Lender, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, and (iv) the liens set forth on EXHIBIT B.

          (y) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

          (z)  "Plan" shall mean any employee benefit plan defined in
Section 3(3) of ERISA, including any multiemployer plan or any employee welfare benefit plan which is maintained or has been maintained pursuant to a collective bargaining agreement to which two or more unrelated employers contribute and in respect of which Borrower is an "employer" as defined in Section 3(5) of ERISA.

          (aa) "Reference Rate" shall mean the rate of interest publicly announced from time to time by National Bank of Canada at its principal office as its United States (rather than Canadian) prime lending rate. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Reference Rate shall be effective as of the effective date stated in the announcement by National Bank of Canada of such change.

          (bb) "Revolving Loan" or "Revolving Loans" shall mean all advances made by Lender to Borrower pursuant to paragraph 2(a) hereof.

          (cc) "Revolving Loan Availability" shall mean at any time, the sum of the following:

               (i) up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts at such time, less such reserves as Lender in its sole discretion elects to establish; and

               (ii) up to fifty percent (50%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Unbilled Accounts at such time, less such reserves as Lender in its sole discretion elects to establish.

Lender may at any time and from time to time in its sole discretion change the advance percentage as set forth above.

          (dd) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

          (ee) "Subordinated Debt" means collectively (i) indebtedness to Dorothy R. Munroe as Trustee of the Dorothy R. Munroe Trust in the amount of $84,250.00 (ii) indebtedness to Dorothy R. Munroe as Trustee for Stephanie Ann Davis in the amount of $16,850.00, (iii) indebtedness to Dorothy R. Munroe as Trustee for Charles Howe Davis in the amount of $16,850.00, (iv) indebtedness to Dorothy R. Munroe as Trustee of Birnie Children's Trust I in the amount of $337,000.00, (v) indebtedness to Dorothy R. Munroe, as the Trustee of the Rempel Family Trust in the amount of $16,850.00, and (vi) indebtedness to Dorothy R. Munroe as Trustee of the Birnie Children's Trust I in the amount of $200,000.00.

          (ff) "Term Loan" shall have the meaning set forth in paragraph 2(d) below.

          (gg) "Term Loan Availability" shall mean up to eighty percent (80%) of the acceptable auction value for existing Acceptable Equipment as determined pursuant to an appraisal acceptable to Lender in its sole discretion.

     2.   LOANS, LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its reasonable discretion, make Revolving Loans to Borrower as Borrower shall from time to time request for general working capital purposes. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time shall not exceed the Maximum Loan Availability at such time. The Revolving Loan shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding principal balance of the Revolving Loan exceeds the Maximum Loan Availability, Borrower shall immediately, and without the necessity of a demand of Lender, pay to Lender such amount as may be necessary to eliminate such excess.

          (b) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its reasonable discretion, make

Equipment Loans to Borrower as Borrower shall from time to time request to purchase Acceptable Equipment. The maximum amount of each Equipment Loan shall not exceed the lesser of (1) the Equipment Value of the Acceptable Equipment purchased with such Equipment Loan, (2) One Million Dollars ($1,000,000) minus the aggregate unpaid principal amount of all Equipment Loans outstanding on such date and (3) the Maximum Loan Availability minus the outstanding principal amount of all Revolving Loans. Borrower shall make equal monthly principal payments on each Equipment Loan on the first day of each month based on a sixty-month (60) straight line amortization schedule, commencing with the first payment on July 1, 1997, and continuing on the first day of each month thereafter until the Maturity Date at which time the entire outstanding amount of each Equipment Loan shall be due and payable in full.

          (c) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its reasonable discretion, at Borrower's request, cause Letters of Credit to be issued for the account of Borrower; provided, that the aggregate undrawn face amount of the Letters of Credit shall not at any time exceed the lesser of (i) FIVE HUNDRED THOUSAND DOLLARS ($500,000) and (ii) Maximum Loan Availability. If at any time the outstanding principal balance of the Revolving Loan is zero and Maximum Loan Availability is less than zero, Borrower shall provide cash collateral to Lender in an amount equal to the amount by which Maximum Loan Availability is less than zero to secure any Letters of Credit. The Letters of Credit shall be in form and substance satisfactory to Lender and shall have an expiration date not later than the earlier of (1) twelve (12) months from the date of issuance or (2) the Maturity Date. Borrower authorizes Lender to reimburse the Letter of Credit Issuer for any payments made in respect of the Letters of Credit. Borrower shall reimburse Lender, immediately upon demand, in the amount of any payments made by Lender to the Letter of Credit Issuer or any Person with respect to the Letters of Credit, and until Lender shall have been so reimbursed by Borrower such payments by Lender shall be deemed to be Revolving Loans. In connection with the Letters of Credit, Borrower hereby indemnifies Lender for any payments made by Lender with respect to the Letters of Credit and for any taxes, levies, deductions, charges and costs and expenses incurred by Lender with respect to the Letters of Credit. The Lender will not release any collateral until such time as all Letters of Credit have been canceled.

          (d) Subject to the terms and conditions of this Agreement and the Other Agreements, Lender shall make a loan to Borrower (the "Term Loan") in an amount equal to the lesser of (A) ONE MILLION DOLLARS ($1,000,000) and (B) Term Loan Availability at the time of the advance of the Term Loan. Borrower shall make equal monthly principal payments on the Term Loan on the first day of each month based on a sixty-month (60) straight line amortization schedule with the first payment commencing on the first day of the month following the advance of the Term Loan, and continuing on the first day of each month thereafter until the Maturity Date at which time the entire unpaid principal balance of the Term Loan shall be due and payable in full.

          (e) The Loans and all other amounts due to Lender from Borrower shall be due and payable in full on the Maturity Date.

     3.   FEES AND CHARGES.  Borrower shall pay to Lender the following fees:

          (a) Borrower shall pay to Lender interest on the outstanding principal balance of the Loans monthly in arrears beginning on June 1, 1997, at the per annum rate of one-quarter of one percent (0.25%) plus the Reference Rate. If Borrower's earnings net of extraordinary income for the year ended December 31, 1997 exceed $2,000,000 and the ratio of Borrower's liabilities-to-net worth calculated in accordance with Section 12(q)(iv) below is less than 2.5 to 1 for the fiscal year ending on December 31, 1997, then the interest rate set forth above shall be reduced by one-quarter of one percent (0.25%) to the Reference Rate; effective upon receipt by Lender of audited financial statements acceptable to Lender together with such other information as Lender may require. If Borrower's earnings net of extraordinary income for the year ended December 31, 1997 are less than $1,000,000 then the interest rate set forth above shall be increased by one-quarter of one percent (0.25%) to one-half percent (0.50%) plus the Reference Rate; effective retroactively to the date of this Agreement; provided that if audited financials are not received on or before March 31, 1998, the interest rate shall be increased one-quarter percent effective retroactively to the date of this Agreement until such time as such audited financial statements are received and then shall be adjusted in accordance with the results set forth in such audited financial statements. If the interest rate is increased effective retroactively to the date of this Agreement, Borrower shall, within five days after request by Lender, pay to Lender all additional interest due as a result of the retroactive increase. Following the occurrence of an Event of Default, Borrower shall pay to Lender interest on the outstanding principal balance of the Loans at the per annum rate of two percent (2%) plus the Reference Rate. Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

          (b) Borrower shall pay to Lender a letter of credit fee equal to one and one-half percent (1.5%) per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) of the average undrawn face amount of the Letters of Credit, payable monthly in arrears within 10 days after the end of each month; provided, that following the occurrence of an Event of Default, the letter of credit fee shall increase to three and one-half percent (3.5%) per annum. In addition, Borrower shall pay to Lender all expenses incurred by Lender and the Letter of Credit Issuer in connection with the issuance and negotiation of any Letter of Credit, payable on the date incurred by Lender or the Letter of Credit Issuer.

          (c) Borrower shall pay to Lender a closing fee equal to TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) at Closing.

          (d) Borrower shall pay to Lender an audit fee at a rate of FIVE HUNDRED DOLLARS ($500.00) per auditor per day, plus travel and other out-of-pocket expenses, which shall be payable by Borrower upon completion of each audit.

          (e)  Borrower shall pay to Lender a monthly unused fee equal to the
(i) product obtained by multiplying (A) one-quarter of one percent (0.25%) per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) times,

(B) the amount by which (i) $10,000,000 exceeds (2) the sum of the average daily outstanding balance of the Loans during each calendar month and the average outstanding face amount of all Letters of Credit during such month, and
(ii) dividing such product by 360 and multiplying the results by the number of days in the month. Such unused fee shall be payable monthly in arrears within ten (10) days after the end of each month.

          (f) If Borrower elects to terminate this Agreement prior to the Maturity Date, but within 365 days after Closing, Borrower will pay Lender an early termination fee equal to the amount obtained by multiplying one-half percent times $10,000,000, which amount shall be payable at the time Borrower terminates this Agreement.

          (g) It is the intent of the parties that the rate of interest and the other fees and charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other fees and charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     4. CONDITIONS OF ADVANCES AND LETTERS OF CREDIT. Without limiting Lender's discretion to make advances hereunder, the making of any advance provided for in this Agreement shall be conditioned upon the following:

          (a) Lender shall have received, (i) with respect to a request for an advance in connection with the Revolving Loan, by at least twelve o'clock p.m. (12:00 p.m.) Denver time on the day on which such advance is requested to be made hereunder with respect to request for an advance in connection with an Equipment Loan by at least twelve o'clock p.m. (12:00 p.m.) Denver time on the day which is three business days prior to the day on which such advance is requested to be made hereunder, a telephonic request from an officer of Borrower (or any Person authorized by Borrower pursuant to a written list provided to Lender), for an advance in a specific amount, and (ii) with respect to a request for the issuance of a Letter of Credit in connection with the Revolving Loan, at least five days prior to the date such Letter of Credit is requested to be issued, an application for such Letter of Credit executed by an officer of Borrower. In addition, Lender shall also have received all of the schedules and reports required to have been delivered by Borrower pursuant to Section 9 hereof;

          (b) No Event of Default shall have occurred and be continuing, in no event that with notice, or the passage of time, or both could become an Event of Default shall have occurred;

          (c) All of the representations and warranties contained in this Agreement and the Other Agreements shall be true and correct as if made on the date the request for an advance or Letter of Credit is made;

          (d) With respect to any advance of an Equipment Loan, Borrower shall have provided Lender evidence of the Equipment Value of the Acceptable Equipment;

          (e) Within fifteen days after the making of any prior Equipment Loan, Borrower shall have provided to Lender the information required pursuant to
Section 12(t) below;

          (f) Lender shall have received, in form and substance satisfactory to Lender, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, opinions, mortgages and other documents which are provided for hereunder, or which Lender may at any time request, including without limitation a Subordination Agreement in connection with the Subordinated Debt;

          (g) With respect to the initial advance of the Loans, Lender shall have satisfactorily completed all due diligence on the Borrower and the collateral which Lender determines is necessary, including, without limitation, field audits and financial review;

          (h) There shall have been no material adverse change in the condition, financial or otherwise, of Borrower as reasonably determined by Lender;

          (i) With respect to the initial advance of the Revolving Loan, the amount of Revolving Loan Availability minus the amount of such advance and minus all accounts payable of Borrower in excess of thirty days must be at least $1,000,000;

          (j) With respect to the advance of the Term Loan, (i) Lender shall have received appraisals acceptable to Lender in its sole discretion in order to determine Term Loan Availability, (ii) Lender shall have received UCC search results from such jurisdictions as Lender may require which must be acceptable to Lender in its sole discretion, (iii) Lender shall have a valid, perfected lien on all vehicles owned by Borrower and (iv) Lender shall have received such other documents and information as Lender may reasonably require; and

          (k) Lender shall have received such other documents, instruments, agreements or information as Lender may reasonably require.

     5. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment or other satisfaction of all Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory and other Goods, including, without limitation, Equipment, vehicles and fixtures; (d) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any Affiliate of Lender or any participant with Lender in the Loans and/or Letters of Credit for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise);
(e) all mobile goods; (f) Account No. 1018171774 at Norwest Bank Colorado, National Association, and all renewals thereof or substitutions, additions thereto, proceeds therefrom, and all cash and other amounts at any time on deposit therein and all interest and dividends thereon; (g) Account No. 4500148743 at Union Bank of California, N.A., and all renewals thereof or substitutions, additions thereto, proceeds therefrom, and all cash and other amounts at any time on deposit therein and all interest and dividends thereon; and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     7. CAPITAL ADEQUACY. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law, increases the amount of capital required or expected to be maintained by Lender or any Person controlling, directly or indirectly, Lender, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within thirty (30) days after demand from Lender, Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 7 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods selected by Lender. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 7 shall be delivered to Borrower and shall be conclusive in the absence of manifest error. If Lender invokes its rights under this Section 7, the Borrower shall have the right, in lieu of making such payment to the Lender, to terminate this Agreement without payment of any fees that would otherwise be payable under Section 3(f) hereof, by giving the Lender written notice of such election within thirty (30) days of demand by the Lender for payment and within thirty (30) days after giving such notice, making payment of the Liabilities in full and causing the Letters of Credit to be canceled and fully terminated.

     8.   COLLECTIONS.

          (a) Borrower shall establish an account (the "Blocked Account") in Borrower's name with a financial institution acceptable to Lender, into which Borrower will immediately deposit all payments received by Borrower with respect to Accounts and other Collateral in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary of Borrower, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Blocked Account are the sole and exclusive property of Lender, that such financial institution has no right to setoff against the Blocked Account, and that such financial institution shall by ACH transfer, wire transfer, or otherwise transfer in immediately available funds in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected, to Lender. Lender shall, two
(2) business days after receipt by Lender of immediately available funds, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. Borrower agrees that all payments deposited to such Blocked Account or otherwise received by Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) if an Event of Default occurs and is continuing, to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein; provided, however, that all such mail and contents thereof that do not constitute

Collateral shall be forwarded to the Borrower at its chief executive office in a timely fashion; and provided further that any mail sent to the Borrower from its attorneys or accountants shall be forwarded unopened to the Borrower.

          (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts. In addition to any other provision hereof, Lender may at any time after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

          (c) Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral; provided, however, that so long as no Event of Default has occurred and is continuing, Lender shall first notify the Borrower of such lien and allow ten (10) business days for the Borrower to pay or otherwise settle such lien. All sums paid by Lender in respect thereof and all costs, fees and expenses, including, without limitation, reasonable attorneys' fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Revolving Loans, payable by Borrower to Lender on demand and, until paid, shall bear interest at the rate then applicable to Loans hereunder.

          (d) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     9.   SCHEDULES AND REPORTS.

          (a) Borrower shall deliver to Lender, on a monthly basis, a collateral report (the "Collateral Report") describing the aging of the Accounts, all Eligible Accounts created or acquired by Borrower subsequent to the immediately preceding Collateral Report, information in connection with any Account which has ceased to be an Eligible Account since the most recent Collateral Report, and information on all amounts collected by Borrower on Accounts subsequent to the immediately preceding Collateral Report; provided that (i) Lender reserves the right to require such report on a weekly or more frequent basis at any time requested by Lender and (ii) such report shall be required on a weekly basis at all times after the Maximum Loan Availability decreases below $1,000,000.00 unless otherwise agreed by Lender. The Collateral Reports shall contain such additional information as Lender shall require. Borrower shall also furnish copies of any other reports or information concerning the Accounts and Inventory included, described or referred to in the Collateral Reports, including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with Accounts. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to any of the Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard.

          (b) Without limiting the generality of the foregoing, Borrower shall deliver to Lender, at lease once a month (or more frequently when requested by Lender), a report with respect to Borrower's Accounts and Inventory reconciling the information described in paragraph 9(a) for such month.

          (c) All schedules, certificates, reports, and assignments and other items delivered by Borrower to Lender hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Lender shall specify.

     10. TERMINATION. This Agreement shall be in effect until the Maturity Date. The security interests and liens created under this Agreement and the Other Agreements shall survive such maturity until the Letters of Credit have been terminated and canceled and the payment of the other Liabilities has become indefeasible. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents and Affiliates to Borrower and Lender shall deliver to Borrower a similar release of all claims other than those intended to survive repayment of the Loans. Without limiting the generality of the foregoing, Borrower and Lender agree that the provisions of
Section 15 are intended to survive repayment of the Loans and shall not be released.

     11. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants that:

          (a) the financial statements delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and there has been no adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement;

          (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral and Borrower's principal place of business is the location set forth in the introduction on page 1; all of Borrower's other places of business and locations of Collateral or locations where Borrower maintains any offices or conducts any business are as set forth in EXHIBIT A; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Lender in writing of the proposed opening or establishment of any new office, place of business or location at which Borrower conducts business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

          (c) the Collateral, including, without limitation, the Equipment is and shall be based, only at the addresses set forth on the first page of this Agreement or on Schedule 1 of EXHIBIT A;

          (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, Borrower shall immediately give written notice to Lender of any use of any such Goods in any state other than a state in which Borrower has previously advised Lender such Goods shall be used, and such Goods shall not, unless Lender shall otherwise consent in writing, be used outside of the continental United States;

          (e) each Account which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or Eligible Unbilled Account, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Unbilled Account" as set forth herein and as otherwise established by Lender from time to time, and Borrower shall promptly notify Lender in writing if any such Eligible Account or Eligible Unbilled Account shall subsequently become ineligible;

          (f) Borrower is and shall at all times be the lawful owner of its property now purportedly owned or hereafter purportedly acquired by Borrower (including without limitation the Collateral), free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

          (g) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of the Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

          (h) there are no actions or proceedings which are pending or threatened against Borrower which might result in any material adverse change in its financial condition or materially adversely affect Borrower's property and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

          (i) Borrower has obtained all licenses, authorizations, approvals, and permits, the lack of which would have a material adverse effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances, the failure to comply with which could reasonably be expected to have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

          (j) all written information now, heretofore or hereafter furnished by Borrower to Lender is and shall be true and correct as of the date with respect to which such information was or is furnished;

          (k) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities or transactions with any Affiliate of Borrower; provided, however, that Borrower may enter into transactions with Affiliates of Borrower in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate of Borrower and, in connection therewith, may transfer cash or property to Affiliates of Borrower for fair value;

          (l) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as set forth on EXHIBIT A; Borrower shall notify Lender in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Lender in writing;

          (m) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment that it purports to own, including, without limitation, the Equipment described or listed on the schedule of Equipment delivered to Lender concurrently with this Agreement and any Equipment with respect to which Lender makes an Equipment Loan; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

          (n) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

          (o) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

          (p) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower may
(i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) borrow money from a Person other than Lender on a secured and unsubordinated basis provided that such secured and unsubordinated indebtedness is incurred to purchase equipment and the amount of such indebtedness incurred after the date hereof and outstanding at any one time does not exceed $100,000; (iii) maintain the Subordinated Debt and any other present indebtedness to any Person which is set forth on EXHIBIT C; (iv) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business; and (v) other than financing of insurance premiums in the ordinary course of Borrower's business.

          (q) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

          (r) Other than as set forth on EXHIBIT A, Borrower has no Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

          (s) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary;

          (t) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

          (u) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices; and

          (v) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

          (w) Exhibit D attached hereto contains a complete list of all vehicles owned by Borrower and a complete and accurate list of the state in which each such vehicle is titled.

          (x) Except as otherwise disclosed in writing to and approved by Lender, in connection with each request for an advance hereunder, Borrower represents and warrants that in connection with each Eligible Account, (i) the contract giving rise to such Eligible Account is in full force and effect,
(ii) all work covered by the invoice giving rise to such Eligible Account was performed in full compliance with all requirements of law and the contract,
(iii) the invoice giving rise to the Eligible Account was prepared in compliance with all requirements of the contract and accurately reflects both the work to which it relates and the amounts payable under the contract, (iv) the invoice giving rise to such Eligible Account was presented for payment in compliance with all requirements of the contract and all amounts evidenced by such invoice are due under the contract and do not exceed the amount properly due and payable under the contract and (v) no party under any contract giving rise to any Eligible Account has requested that any audit be conducted in connection with such contract nor has any such party requested any retroactive adjustments of any amounts previously invoiced in connection with any such contract.

          (y) All of the information set forth in the Representation and Warranty Certificate, dated May 14, 1997, and delivered to Lender is true and correct.

Borrower and Lender agree that all of the representations and warranties set forth in EXHIBIT A attached hereto are incorporated herein and made a part hereof by this reference just as if such representations and warranties were set forth in this Section 11. Borrower represents, warrants and covenants to Lender that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in EXHIBIT A, Sections 11 or 12 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made or Letters of Credit issued pursuant to this Agreement.

     12. ADDITIONAL COVENANTS OF BORROWER. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

          (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A;

          (b) Borrower agrees to deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than forty-five (45) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, certified by the Chief Financial Officer of Borrower;
(ii) no later than ninety (90) days after the end of each of Borrower's fiscal years, annual financial statements audited by independent certified public accountants selected by Borrower and satisfactory to Lender; (iii) quarterly, within forty-five (45) days after the end of each quarter, a covenant compliance certificate in a form acceptable to Lender confirming Borrower's compliance with the financial covenants set forth in Section 12(s) below, and (iv) such other financial information as Lender shall reasonably request;

          (c) Borrower shall promptly advise Lender in writing of any material adverse change in business, assets or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

          (d) Lender, or any Persons designated by it, shall have the right, at any time, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Revolving Loans hereunder, payable on demand and, until paid, shall bear interest at the rate then applicable to Loans hereunder;

          (e)  Borrower shall:

               (i) keep the Collateral properly housed and shall keep the Collateral insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be satisfactory to Lender. At the request of Lender, original (or certified) copies of such policies of insurance shall be delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender and all proceeds received by Lender may be applied to the Liabilities in such order and manner as Lender shall determine. Borrower irrevocably, makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; and

               (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and, at the request of Lender, original (or certified) copies of such policies shall be delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or cancelled.

          If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the rate then applicable to Loans hereunder;

          (f) Borrower shall not use its property, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of its property in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; shall keep its property in good condition, repair and order; shall permit Lender to examine any of its property at any time; shall not permit its property, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not grant a security interest in or suffer to exist a lien on any of its property other than the Permitted Liens; shall not sell, lease, transfer or otherwise dispose of any of its property except in the ordinary course of its business; and shall not secrete or abandon any of its property, or remove or permit removal of any of its property from any of the locations listed on Schedule 1 of EXHIBIT A or in any written notice to Lender pursuant to paragraph 10(b) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business;

          (g) all monies and other property obtained by Borrower from Lender pursuant to this Agreement will be used solely for business purposes of Borrower;

          (h) Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement;

          (i) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) Borrower keeps on deposit with Lender (such deposit to bear interest at a rate reasonably determined by Lender) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the rate then applicable to Loans hereunder;

          (j) Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

          (k) Borrower shall not enter into any merger or consolidation, or enter into any transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; provided, however, that the parties agree that the following transactions, without limitation, shall be deemed to be within the ordinary course of the Borrower's business: (1) the granting of options, and the issuance of stock upon the exercise of such options, pursuant to any stock option plan duly adopted by the Borrower's shareholders; (2) the issuance of common stock upon the exercise of currently outstanding warrants to purchase up to 300,000 shares of such stock; and (3) the future issuance of warrants to purchase up to 100,000 shares of common stock per year, and the issuance of stock upon exercise of such warrants.

          (l) Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock;

          (m) After the date of this Agreement, Borrower shall not make any loans or similar advances to any of its officers or any Person related to any such officer;

          (n) Borrower shall (i) keep in full force and effect any and all plans which may, from time to time, come into existence under ERISA, unless such Plans can be terminated without liability to Borrower; (ii) make contributions to all of the Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to Plans (including, without limitation, the minimum funding standards of Section 302 of ERISA); and (iv) notify Lender immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plans;

          (o) Borrower shall not invest in, purchase or otherwise acquire, or contract to invest in, purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

          (p) Borrower shall not amend its organizational documents or change its fiscal year;

          (q) Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to administer, collect, protect or enforce any rights in or to the Collateral or incurred by Lender in seeking to collect any Liabilities and to administer, participate, assign and/or enforce any of Lender's rights under this Agreement and the Other Agreements. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the rate then applicable to Loans hereunder;

          (r) Borrower at all times shall comply with the following financial covenants:

               (i) Borrower shall not make or incur any capital expenditures (as such term is defined in accordance with GAAP), exceeding $1,500,000 in the aggregate during any fiscal year (beginning with the fiscal year ending December 31, 1997).

               (ii) Borrower shall achieve net profit after taxes and before extraordinary gains (as such terms are defined in accordance with GAAP) for each fiscal year of at least $500,000 per fiscal year beginning with the fiscal year ending December 31, 1997.

               (iii) Borrower shall achieve net profit before extraordinary gains (as such terms are defined in accordance with GAAP) of at least zero ($0) for each fiscal quarter beginning with the fiscal quarter commencing on April 1, 1997.

               (iv) Total liabilities of Borrower to tangible net worth of Borrower (as such term is defined in accordance with GAAP) shall not exceed
     2.50 to 1.0 at any time.

               (v) Borrower's minimum tangible net worth (as such term is defined in accordance with GAAP) shall not be less than (A) $6,600,000 for the fiscal year ended December 31, 1996 and (B) for each fiscal quarter (calculated at the end of the fiscal quarter), commencing with the fiscal quarter beginning January 1, 1997, $6,600,000 plus 90% of net income after taxes from and after January 1, 1997 plus any additional new equity contributed to Borrower or invested in Borrower after January 1, 1997. The calculation of tangible net worth pursuant to this subsection (v) shall exclude all intangible assets and other similar assets and shall include the Subordinated Debt.

               (vi) Borrower shall maintain a ratio of earnings before interest and taxes to interest expense (as such terms are defined in accordance with GAAP) of at least 2.0 to 1 for each fiscal quarter, calculated at the end of each fiscal quarter, commencing with the quarter beginning April 1, 1997;

          (s) Within fifteen days after the making of any Equipment Loan, Borrower shall provide to Lender evidence that the proceeds of such Equipment Loan have been used to acquire Acceptable Equipment, which evidence may include, but shall not be limited to a bill of sale or certificate of title; and

          (t) Immediately upon request by Lender, Borrower shall take all actions necessary to comply with the Assignment of Claims Act of 1940, as amended.

          (u) Immediately upon request of Lender, Borrower shall provide a list of each location at which any Equipment or other Collateral is located (which list shall include not only offices but each individual job site) and immediately take all actions required by Lender and execute all UCC Financing Statements required by Lender in order to allow Lender to be fully perfected in each such jurisdiction.

     13. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

          (a) the failure of any Obligor to pay any of the Liabilities when due;

          (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such obligor under this Agreement or any of the Other Agreements;

          (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure may have a material adverse effect on such Obligor's business property, assets, operations or condition, financial or otherwise;

          (d) the making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading any respect;

          (e) the making of any levy, seizure or attachment of any of Borrower's property with a fair market value in excess of $100,000 in the aggregate;

          (f) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary and such Obligor is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

          (g) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary and such Obligor is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty
(30) days after the commencement of such proceedings;

          (h) the entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

          (i) the death of any Obligor who is a natural Person or the dissolution of any Obligor which is a partnership or corporation;

          (j) the occurrence of a change of control, direct or indirect, of Borrower;

          (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

          (l) the institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime; or

          (m) there shall occur a material adverse change, as reasonably determined by Lender, in the condition, financial or otherwise, of the Borrower or the Collateral.

     References herein to an Event of Default having occurred and be continuing or to the occurrence and continuance of an Event of Default are not intended to and shall not be construed as providing the Borrower any additional cure periods other than those specifically set forth in this Section 13 nor shall Lender be under any obligation to accept any cure from Borrower other than during the cure period specifically set forth in this Section 13 and any agreement to accept any cure by Borrower other than during the cure period specifically set forth in this Section 13 shall be in Lender's sole and absolute discretion.

     14.  REMEDIES UPON AN EVENT OF DEFAULT.

          (a) Upon the occurrence of an Event of Default described in paragraph 13(f) hereof, all of Borrower's Liabilities shall immediately and automatically become due and payable, without notice of any kind and upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of

Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect, including, without limitation, to provide cash collateral to secure the Letters of Credit.

     15. INDEMNIFICATION. Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each Affiliate of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 15 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     16. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at One Tabor Center, 1200 Seventeenth

Street, Suite 2760, Denver, Colorado 80202, and in the case of Borrower shall be sent to it at its principal place of business set forth on the first page of this Agreement, Attention: Rick C. Townsend.

     17. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by lender, in writing. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF COLORADO AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

          To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF DENVER, STATE OF COLORADO. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

     18. PARTICIPATION; ASSIGNMENT. Lender shall have the right to sell or assign all or any of its rights under this Agreement and the Other Agreements, and/or to offer participation interests therein or to syndicate the Loans, to any Person, without the consent of Borrower; provided Lender retains at least a 50% interest in the Loans. In such event, Borrower shall execute such agreements, instruments and documents as Lender shall request in connection therewith, including, without limitation, agreements, instruments and documents in favor of each assignee and participant.

     19. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this

Agreement, or the Other Agreement or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder.

     20. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     21. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

     22.  WAIVER OF JURY TRIAL; OTHER WAIVERS.

          (a) BORROWER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

          (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

          (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

          (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior to subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 29th day of May, 1997.

                         NATIONAL BANK OF CANADA, a Canadian chartered bank



                         By       /S/
                           -----------------------------------------------------
                           Name:  Andrew M. Conneen, Jr.
                           Title:  Vice President



                         CET ENVIRONMENTAL SERVICES, INC., a California
                           corporation



                         By       /S/
                           -----------------------------------------------------
                           Name  Rick C. Townsend
                           Title:   Executive Vice President

                                   LIST OF EXHIBITS

A    -    Business and Collateral Locations (Representation and Warranty
          Certificate)

B    -    Permitted Liens

C    -    Indebtedness

D    -    Owned Vehicles

                                      EXHIBIT A

                          BUSINESS AND COLLATERAL LOCATIONS
                      (REPRESENTATION AND WARRANTY CERTIFICATE)


                                       ATTACHED

                                      EXHIBIT B

                                   PERMITTED LIENS


--------------------------------------------------------------------------------------------------------------
     SECURED PARTY                FILING OFFICE                COLLATERAL               FILING       FILING
         NAME                                                                            DATE          NO.
--------------------------------------------------------------------------------------------------------------
RDO Equipment Inc., dba         Arizona Secretary        Reed Screen-All Model CV-     05/24/96     899361-0
Arizona Industrial              of State                 40-D Serial No. 1507
Machinery Co.
--------------------------------------------------------------------------------------------------------------
Associates Capital Services     Louisiana Central        All present and future        07/10/95     08-371206
Corp.                           Filing                   Motorola products
--------------------------------------------------------------------------------------------------------------
Power Motive Corporation        Colorado Secretary       RD40B S/N 40B986              08/29/95     952064813
                                of State
--------------------------------------------------------------------------------------------------------------
Power Motive Corporation        Colorado Secretary       WA250 S/N A65514              09/18/96     962069669
                                of State
--------------------------------------------------------------------------------------------------------------
American Compressor             California Secretary     300 CFM @ 7 PSIG 12.2         09/13/93     93185583
Company                         of State                 BHP 91.6 dba s/n 8457 SM
--------------------------------------------------------------------------------------------------------------
Bengal Equipment and            California Secretary     Used JCB Model 505-19         07/14/94     94143540
Tractor Co.                     of State                 Loadall
--------------------------------------------------------------------------------------------------------------
Paragon Environmental           California Secretary     ICON Fluid Bed Solvent        12/02/96     9633760756
Systems, Inc.                   of State                 Recovery System
--------------------------------------------------------------------------------------------------------------


                                      EXHIBIT C

                                     INDEBTEDNESS

                                       ATTACHED

                                      EXHIBIT D

                                       VEHICLES

                                       ATTACHED